Exhibit 99.4
LAIDLAW INTERNATIONAL, INC.

Offer to Exchange its

10 3/4% Senior Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933, as Amended
for Any and All Outstanding
10 3/4% Senior Notes Due 2011

To Our Clients:

      We are enclosing herewith a prospectus dated                               , 2004 (as amended and supplemented from time to time, the “Prospectus”) of Laidlaw International, Inc., a Delaware corporation (the “Company”), and the related letter of transmittal (as amended and supplemented from time to time, the “Letter of Transmittal”), which together constitute the offer of the Company (the “Exchange Offer”) to exchange its 10 3/4% Senior Notes Due 2011 (the “Exchange Notes”), which have been registered under the Securities Act of 1933 (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for its outstanding 10 3/4% Senior Notes Due 2011 (the “Old Notes”).

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and Letter of Transmittal carefully before instructing us to tender your Old Notes.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                               , 2004 (the “Expiration Date”), unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the relevant Expiration Date.

      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the enclosed instruction form. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

Very truly yours,

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INSTRUCTIONS TO

REGISTERED HOLDER FROM BENEFICIAL OWNER

To Registered Holder:

      The undersigned hereby acknowledges receipt of the prospectus dated                               , 2004 (as amended and supplemented from time to time, the “Prospectus”) of Laidlaw International, Inc., a Delaware corporation (the “Company”), and the related Letter of Transmittal, which together constitute the Company’s offer (the “Exchange Offer”) to exchange its 10 3/4% Senior Notes Due 2011 (the “Exchange Notes”), which have been registered under the Securities Act of 1933 (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for its outstanding 10 3/4% Senior Notes Due 2011 (the “Old Notes”).

      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

      The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$ of the 10 3/4% Senior Notes Due 2011.

With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate statement):

A.	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered – if no amount is entered and box is checked ALL NOTES WILL BE TENDERED):

☐ $ (1) of the 10 3/4% Senior Notes Due 2011.

and not to tender other Old Notes, if any, held by you for the account of the undersigned;

OR

B. NOT to tender any Old Notes held by you for the account of the undersigned.

☐

      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that, (i) neither the holder of Old Notes nor any other person is an “affiliate” of the Company (within the meaning of Rule 405 under the Securities Act), (ii) any Exchange Notes to be acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving the Exchange Notes, whether or not that person is the registered holder, (iii) neither the holder nor any other person has an arrangement or understanding with any person to participate in a distribution of Exchange Notes, (iv) if the holder is not a broker-dealer, neither the holder nor any other person is engaged in or intends to engage in the distribution of the Exchange Notes and (v) if the holder is a broker-dealer, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

1	Must be in integral multiples of $1,000.

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SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

(zip code)

Telephone Number:

(area code)

Taxpayer Identification or Social Security/Employer Identification Number:

Date:

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